UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.Results of Operations and Financial Condition

On August 7, 2013, Eagle Bulk Shipping Inc. (the "Company") issued a press release (the "Press Release") relating to its financial results for the second quarter ended June 30, 2013.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 2.02 and the Press Release, attached hereto as Exhibit 99.1, shall be deemed to be "furnished" to the Securities and Exchange Commission (the "SEC") and not be deemed to be "filed" with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 8.01.     Other Events

On August 8, 2013, the Company posted on its website, www.eagleships.com, under the section entitled "Investors - Webcasts & Presentations" a presentation dated August 8, 2013 of its financial results for the second quarter ended June 30, 2013. A copy of the presentation is hereby furnished to the SEC and is attached as Exhibit 99.2.

Item 9.01.Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Press Release dated August 7, 2013.
99.2	Financial Presentation dated August 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: August , 2013	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 7, 2013.
99.2	Financial Presentation dated August 8, 2013

Exhibit 99.1

Eagle Bulk Shipping Inc. Reports Second Quarter 2013 Results

NEW YORK, NY, August 7, 2013-- Eagle Bulk Shipping Inc. (Nasdaq: EGLE) today announced its results for the second quarter ended June 30, 2013.

For the Second Quarter:

●
Net reported loss of $3.0 million or $0.18 per share (based on a weighted average of 16,968,750 diluted shares outstanding for the quarter), compared with net loss of $23.1 million, or $1.46 per share, for the comparable quarter of 2012.

●
Net revenues of $44.2 million, compared to $48.5 million for the comparable quarter in 2012. Gross time charter and freight revenues of $45.8 million, compared with $50.5 million for the comparable quarter of 2012.

●
EBITDA, as adjusted for exceptional items under the terms of the Company's credit agreement, was $38.6 million for the second quarter of 2013, compared with $10.0 million for the second quarter of 2012.

●	Fleet utilization rate of 99.8%.

Sophocles N. Zoullas, Chairman and CEO, commented, "While dry bulk fundamentals remain challenging, Eagle Bulk's operating strategy is steady: a flexible and revenue-maximizing chartering strategy, a diversified cargo mix that promotes stability through a range of market conditions, and operational excellence and efficiency."

Results of Operations for the three-month period ended June 30, 2013 and 2012

For the second quarter of 2013, the Company reported net loss of $3,039,067 or $0.18 per share, based on a weighted average of 16,968,750 diluted shares outstanding. In the comparable second quarter of 2012, the Company reported net loss of $23,106,239 or $1.46 per share, based on a weighted average of 15,880,392 diluted shares outstanding.

Gross time and voyage charter revenues in the quarter ended June 30, 2013 were $45,842,553, compared with $50,537,281 recorded in the comparable quarter in 2012. The decrease in revenue is attributable to lower time charter rates earned by the fleet. Gross revenues recorded in the quarter ended June 30, 2012 include an amount of $1,205,276 relating to the non-cash amortization of fair value below contract value to time charters acquired. Brokerage commissions incurred on revenues earned in the quarter ended June 30, 2013 and 2012 were $1,602,408 and $2,000,048, respectively. Net revenues during the quarter ended June 30, 2013 and 2012 were $44,240,145 and $48,537,233, respectively.

Total operating expenses for the quarter ended June 30, 2013 were $26,581,036 compared with $59,605,359 recorded in the second quarter of 2012. The Company operated 45 vessels in both second quarters of 2013 and 2012. The decrease in operating expenses resulted primarily from a gain on the time charter agreement termination with KLC of $25,629,584, and further from a reduction in the general and administrative expenses resulting from a reduction in the allowance for accounts receivable, professional fee costs and compensation expenses. The decrease in vessel expenses in the current quarter is attributable to efficiencies achieved through performing in-house technical management by transferring six additional vessels from one of our unaffiliated third party managers.

EBITDA, adjusted for exceptional items under the terms of the Company's credit agreement, was $38,620,181 for the second quarter of 2013, compared with $9,969,683 for the second quarter of 2012. (Please see below for a reconciliation of EBITDA to loss).

Results of Operations for the six-month period ended June 30, 2013 and 2012

For the six months ended June 30, 2013, the Company reported net loss of $1,664,797 or $0.10 per share, based on a weighted average of 16,967,418 diluted shares outstanding. In the comparable period of 2012, the Company reported net loss of $40,539,768 or $2.56 per share, based on a weighted average of 15,815,594 diluted shares outstanding.

Gross time and voyage charter revenues in the six-month period ended June 30, 2013 were $119,461,544, compared with $105,360,411 recorded in the comparable period in 2012. The increase in revenue is attributable to the settlement agreement with KLC, pursuant to which the Company recognized revenue of approximately $32.8 million, offset by lower time charter rates earned by the fleet. Gross revenues recorded in the period ended June 30, 2013 and 2012, include an amount of $10,280,559 and $2,434,040, respectively, relating to the non-cash amortization of fair value below contract value of time charters acquired of which $10,106,247 relates to the KLC settlement agreement in the quarter ended March 31, 2013. Brokerage commissions incurred on revenues earned in the period ended June 30, 2013 and 2012 were $2,999,046 and $4,206,778, respectively. Net revenues during the period ended June 30, 2013 and 2012, were $116,462,498 and $101,153,633, respectively.

Total operating expenses were $74,001,327 in the six-month period ended June 30, 2013 compared to $119,723,715 recorded in the same period of 2012. The Company operated 45 vessels in both six-month periods of 2013 and 2012. The decrease in operating expenses resulted primarily from a gain realized from the settlement agreement with KLC of $28,961,276. The decrease in general and administrative expenses resulted from a reduction in allowance for accounts receivable, professional fee costs and compensation expenses. The decrease in vessel expenses in the six-month period is attributable to efficiencies achieved through performing in-house technical management by transferring six additional vessels from one of our unaffiliated third party managers. In addition, there was a reduction in charter hire expenses as none was incurred during the six-month period ended June 30, 2013.

EBITDA, adjusted for exceptional items under the terms of the Company's credit agreement, increased to $71,144,894 for the six months ended June 30, 2013 from $23,783,682 for the same period in 2012. (Please see below for a reconciliation of EBITDA to net loss).

Liquidity and Capital Resources

Net cash provided by operating activities during the six-month period ended June 30, 2013 was $1,513,647, compared with net cash used by operating activities of $1,463,360 during the corresponding six-month period ended June 30, 2012. The increase was primarily due to reductions in cost of operating our fleet, reductions in general and administrative expenses and partially offset by lower rates on charter renewals.

Net cash provided by investing activities during the six-month period ended June 30, 2013, was $113,926, compared with $309,866 during the corresponding six-month period ended June 30, 2012.

Net cash used by financing activities during the six-month period ended June 30, 2013 and 2012 was $126,535 and $6,773,199, respectively.  The financing activity during the six-month period ended June 30, 2012, related primarily to the additional expenses incurred related to the amendment and restatement of the Company's credit agreement.

As of June 30, 2013, our cash balance was $19,621,006, compared to a cash balance of $18,119,968 at December 31, 2012.  Also recorded in Restricted Cash is an amount of $66,243, which collateralizes letters of credit relating to our office leases.

At June 30, 2013, the Company's debt consisted of $1,129,478,741 in term loans and $29,853,031 paid-in-kind loans.

We anticipate that our current financial resources, together with cash generated from operations will be sufficient to fund the operations of our fleet, including our working capital, throughout 2013. The general decline in the dry bulk carrier charter market has resulted in lower charter rates for vessels in the dry bulk market. If the current charter hire rates do not improve for the remainder of 2013 and in the first quarter of 2014, the Company will not be in compliance with the maximum leverage ratio and the minimum interest coverage ratio covenants under our credit agreement at or after March 31, 2014; and, if charter rates deteriorate significantly from current levels or if we are unable to achieve our cost cutting measures, the Company may not be in compliance with the maximum leverage ratio or the minimum interest coverage ratio covenants in 2013. Although there is no assurance that we will be successful in doing so, we are evaluating asset sales, equity and debt financing alternatives that could raise incremental cash.

Disclosure of Non-GAAP Financial Measures

EBITDA represents operating earnings before extraordinary items, depreciation and amortization, interest expense, and income taxes, if any. EBITDA is included because it is used by certain investors to measure a company's financial performance. EBITDA is not an item recognized by U.S. GAAP and should not be considered a substitute for net income, cash flow from operating activities and other operations or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. EBITDA is presented to provide additional information with respect to the Company's ability to satisfy its obligations including debt service, capital expenditures, and working capital requirements. While EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, the definition of EBITDA used herein may not be comparable to that used by other companies due to differences in methods of calculation.

Our term loan agreement requires us to comply with financial covenants based on debt and interest ratio with extraordinary or exceptional items, interest, taxes, non-cash compensation, depreciation and amortization ("Credit Agreement EBITDA"). Therefore, we believe that this non-U.S. GAAP measure is important for our investors as it reflects our ability to meet our covenants. The following table is a reconciliation of net loss, as reflected in the consolidated statements of operations, to the Credit Agreement EBITDA:

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net Loss	$(3,039,067)	$(23,106,239)	$(1,664,797)	$(40,539,768)
Interest Expense	20,689,110	12,053,342	41,228,145	23,014,252
Depreciation and Amortization	19,159,955	19,427,957	38,096,532	38,861,314
Amortization of fair value (below) above market of time charter acquired	-	(1,205,276)	(10,280,560)	(2,434,040)
EBITDA	36,809,998	7,169,784	67,379,320	18,901,758
Adjustments for Exceptional Items
Non-cash Compensation Expense (1)	1,810,183	2,799,899	3,765,574	4,881,924
Credit Agreement EBITDA	$38,620,181	$9,969,683	$71,144,894	$23,783,682
 (1)  Stock based compensation related to stock options and restricted stock units.

Capital Expenditures and Drydocking

Our capital expenditures relate to the purchase of vessels and capital improvements to our vessels which are expected to enhance the revenue earning capabilities and safety of these vessels.

In addition to acquisitions that we may undertake in future periods, the Company's other major capital expenditures include funding the Company's maintenance program of regularly scheduled drydocking necessary to preserve the quality of our vessels as well as to comply with international shipping standards and environmental laws and regulations. Although the Company has some flexibility regarding the timing of its dry docking, the costs are relatively predictable. Management anticipates that vessels are to be drydocked every two and a half years. Funding of these requirements is anticipated to be met with cash from operations. We anticipate that this process of recertification will require us to reposition these vessels from a discharge port to shipyard facilities, which will reduce our available days and operating days during that period.

Drydocking costs incurred are amortized to expense on a straight-line basis over the period through the date of the next scheduled drydock. One vessel drydocked in the three months ended June 30, 2013. The following table represents certain information about the estimated costs for anticipated vessel drydockings in the next four quarters, along with the anticipated off-hire days:

Quarter Ending	Off-hire Days(1)	Projected Costs(2)
September 30, 2013	44	$1.20 million
December 31, 2013	44	$1.20 million
March 31, 2014	44	$1.20 million
June 30, 2014.	22	$0.60 million

(1)Actual duration of drydocking will vary based on the condition of the vessel, yard schedules and other factors.
(2)Actual costs will vary based on various factors, including where the drydockings are actually performed.

Summary Consolidated Financial and Other Data:

The following table summarizes the Company's selected consolidated financial and other data for the periods indicated below.

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenues, net of commissions	$44,240,145	$48,537,233	$116,462,498	$101,153,633

Voyage expenses	7,400,902	6,888,920	15,605,559	13,890,624
Vessel expenses	20,833,766	23,869,262	41,328,178	46,311,324
Charter hire expenses	—	—	—	606,573
Depreciation and amortization	19,159,955	19,427,957	38,096,532	38,861,314
General and administrative expenses	4,815,997	9,419,220	7,932,334	20,053,880
Gain on time charter agreement termination	(25,629,584)	—	(28,961,276)	—
Total operating expenses	26,581,036	59,605,359	74,001,327	119,723,715

Operating income (loss)	17,659,109	(11,068,126)	42,461,171	(18,570,082)

Interest expense	20,689,110	12,053,342	41,228,145	23,014,252
Interest income	(4,284)	(8,153)	(68,454)	(16,191)

Other (Income) expense	13,350	(7,076)	2,966,277	(1,028,375)
Total other expense, net	20,698,176	12,038,113	44,125,968	21,969,686

Net loss	$(3,039,067)	$(23,106,239)	$(1,664,797)	$(40,539,768)

Weighted average shares outstanding:

Basic	16,968,750	15,880,392	16,967,418	15,815,594
Diluted	16,968,750	15,880,392	16,967,418	15,815,594
Per share amounts:

Basic net loss	$(0.18)	$(1.46)	$(0.10)	$(2.56)
Diluted net loss	$(0.18)	$(1.46)	$(0.10)	$(2.56)

Fleet Operating Data

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Ownership Days	4,095	4,095	8,145	8,190
Chartered-in under operating lease Days	-	-	-	32
Available Days	4,053	4,081	8,083	8,175
Operating Days	4,044	4,062	8,036	8,103
Fleet Utilization	99.8%	99.5%	99.4%	99.1%

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	June 30, 2013	December 31, 2012
ASSETS:
Current assets:
Cash and cash equivalents	$19,621,006	$18,119,968
Accounts receivable, net	12,973,504	9,303,958
Prepaid expenses	4,120,630	3,544,810
Inventories	11,815,111	12,083,125
Investment	33,939,835	197,509
Fair value above contract value of time charters acquired	-	549,965
Total current assets	82,470,086	43,799,335
Noncurrent assets:
Vessels and vessel improvements, at cost, net of accumulated depreciation of $351,835,709 and $314,700,681, respectively	1,677,264,725	1,714,307,653
Other fixed assets, net of accumulated amortization of $606,606 and $515,896, respectively	360,793	447,716
Restricted cash	66,243	276,056
Deferred drydock costs	2,699,884	2,132,379
Deferred financing costs	20,946,561	25,095,469
Fair value above contract value of time charters acquired	—	2,491,530
Other assets	844,266	594,012
Total noncurrent assets	1,702,182,472	1,745,344,815
Total assets	$1,784,652,558	$1,789,144,150

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,236,022	$10,235,007
Accrued interest	996,242	2,430,751
Other accrued liabilities	10,791,942	14,330,141
Deferred revenue and fair value below contract value of time charters acquired	—	3,237,694
Unearned charter hire revenue	3,904,870	3,755,166
Fair value of derivative instruments	657,346	2,243,833
Total current liabilities	24,586,422	36,232,592
Noncurrent liabilities:
Long-term debt	1,129,478,741	1,129,478,741
Payment-in-kind loans	29,853,031	15,387,468
Deferred revenue and fair value below contract value of time charters acquired	—	13,850,772
Total noncurrent liabilities	1,159,331,772	1,158,716,981
Total liabilities	1,183,918,194	1,194,949,573
Commitment and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 16,658,417 and 16,638,092 shares issued and outstanding, respectively	166,581	166,378
Additional paid-in capital	765,999,866	762,313,030
Retained earnings (net of historical dividends declared of $262,118,388)	(166,940,186)	(165,275,389)
Accumulated other comprehensive income (loss)	1,508,103	(3,009,442)
Total stockholders' equity	600,734,364	594,194,577
Total liabilities and stockholders' equity	$1,784,652,558	$1,789,144,150

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net loss	$(1,664,797)	$(40,539,768)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Items included in net loss not affecting cash flows:
Depreciation	37,225,738	37,456,975
Amortization of deferred drydocking costs	870,794	1,404,339
Amortization of deferred financing costs	4,164,908	2,332,293
Amortization of fair value below contract value of time charter acquired	(10,280,559)	(2,434,040)
Payment-in-kind interest on debt	14,465,563	707,688
Unrealized gain from forward freight agreements, net	—	246,110
Investment	(4,925,953)	—
Realized loss from investment	2,966,277	—
Proceeds from sale of investment	109,685	—
Gain on time charter agreement termination	(28,961,276)	—
Allowance for accounts receivable	—	5,339,080
Non-cash compensation expense	3,765,574	4,881,924
Drydocking expenditures	(1,438,299)	(1,168,164)
Changes in operating assets and liabilities:
Accounts receivable	(3,669,546)	(1,628,529)
Other assets	(250,254)	305,195
Prepaid expenses	(575,820)	(1,078,275)
Inventories	268,014	(1,498,568)
Accounts payable	(1,998,985)	(4,013,683)
Accrued interest	(1,434,509)	251,796
Accrued expenses	(3,506,199)	(21,678)
Deferred revenue	(3,766,413)	(312,865)
Unearned revenue	149,704	(1,693,190)
Net cash provided by (used in) operating activities	1,513,647	(1,463,360)

Cash flows from investing activities:
Vessels and vessel improvements and advances for vessel construction	(92,100)	(58,520)
Purchase of other fixed assets	(3,787)	(10,141)
Changes in restricted cash	209,813	378,527
Net cash provided by investing activities	113,926	309,866

Cash flows from financing activities:
Deferred financing costs	(48,000)	(6,773,199)
Cash used to settle net share equity awards	(78,535)	—
Net cash used in financing activities	(126,535)	(6,773,199)

Net increase / (decrease) in cash	1,501,038	(7,926,693)
Cash at beginning of period	18,119,968	25,075,203
Cash at end of period	$19,621,006	$17,148,510

We have employed all of our vessels in our operating fleet on time and voyage charters. The following table represents certain information about our revenue earning charters with respect to our operating fleet as of June 30, 2013:

Vessel	Year Built	Dwt	Charter Expiration (1)	Daily Charter Hire Rate

Avocet	2010	53,462	Jul 2013	$10,100(2)

Bittern	2009	57,809	Aug 2013	$7,000

Canary	2009	57,809	Jul 2013	$12,500(2)

Cardinal	2004	55,362	Jul 2013	$8,000

Condor	2001	50,296	Jul 2013	$10,200(2)

Crane	2010	57,809	Aug 2013	$9,500

Crested Eagle	2009	55,989	Oct 2013 to Dec 2013	$8,000

Crowned Eagle	2008	55,940	Jul 2013	$7,000(2)

Egret Bulker	2010	57,809	Aug 2013	$10,250

Falcon	2001	50,296	Jul 2013	$7,200(2)

Gannet Bulker	2010	57,809	Aug 2013	$6,500

Golden Eagle	2010	55,989	Aug 2013 to Sep 2013	$8,400

Goldeneye	2002	52,421	Aug 2013	$7,150

Grebe Bulker	2010	57,809	-	Spot(2)

Harrier	2001	50,296	Aug 2013 to Nov 2013	$10,750

Hawk I	2001	50,296	Aug 2013 to Sep 2013	$9,000

Ibis Bulker	2010	57,775	Aug 2013	$8,900

Imperial Eagle	2010	55,989	Aug 2013 to Oct 2013	$9,500

Jaeger	2004	52,248	Aug 2013	$6,750

Jay	2010	57,802	Sep 2013	$5,500

Kestrel I	2004	50,326	Jul 2013	Voyage(2)

Kingfisher	2010	57,776	Aug 2013	$12,000

Kite	1997	47,195	Sep 2013	$7,200

Kittiwake	2002	53,146	Jul 2013 to Sep 2013	$9,500

Martin	2010	57,809	Jul 2013 to Sep 2013	$10,250

Merlin	2001	50,296	Aug 2013 to Sep 2013	$9,600

Nighthawk	2011	57,809	Jul 2013	$7,000(2)

Oriole	2011	57,809	Jul 2013	Voyage(2)

Osprey I	2002	50,206	Sep 2013 to Dec 2013	$10,000

Owl	2011	57,809	Aug 2013	$6,400

Peregrine	2001	50,913	Jul 2013	$8,250(2)

Petrel Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(4) (with 50% profit share over $20,000)

Puffin Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(4) (with 50% profit share over $20,000)

Redwing	2007	53,411	Jul 2013	Voyage(2)

Roadrunner Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(4) (with 50% profit share over $20,000)

Sandpiper Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(4) (with 50% profit share over $20,000)

Shrike	2003	53,343	Oct 2013 to Dec 2013	$9,200

Skua	2003	53,350	Jul 2013	$7,000

Sparrow	2000	48,225	Jul 2013	Voyage(2)

Stellar Eagle	2009	55,989	Jan 2014 to Feb 2014	Index(3)

Tern	2003	50,200	Jul 2013	Voyage(2)

Thrasher	2010	53,360	Aug 2013	$7,100

Thrush	2011	53,297	Jul 2013	$8,000(2)

Woodstar	2008	53,390	Aug 2013	$6,400

Wren	2008	53,349	Jul 2013	$5,000(2)

(1)
The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter. The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 0.625% to 5.00%, to third party ship brokers.

(2)	Upon conclusion of the previous charter the vessel will commence a short term charter for up to six months.
(3)	Index, an average of the trailing Baltic Supramax Index.
(4)	The charterer has an option to extend the charter by two periods of 11 to 13 months each.

Glossary of Terms:

Ownership days:  The Company defines ownership days as the aggregate number of days in a period during which each vessel in its fleet has been owned. Ownership days are an indicator of the size of the fleet over a period and affect both the amount of revenues and the amount of expenses that is recorded during a period.

Chartered-in under operating lease days: The Company defines chartered-in under operating lease days as the aggregate number of days in a period during which the Company chartered-in vessels.

Available days:  The Company defines available days as the number of ownership days less the aggregate number of days that its vessels are off-hire due to vessel familiarization upon acquisition, scheduled repairs or repairs under guarantee, vessel upgrades or special surveys and the aggregate amount of time that we spend positioning our vessels. The shipping industry uses available days to measure the number of days in a period during which vessels should be capable of generating revenues.

Operating days:  The Company defines operating days as the number of its available days in a period less the aggregate number of days that the vessels are off-hire due to any reason, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.

Fleet utilization:  The Company calculates fleet utilization by dividing the number of our operating days during a period by the number of our available days during the period. The shipping industry uses fleet utilization to measure a company's efficiency in finding suitable employment for its vessels and minimizing the amount of days that its vessels are off-hire for reasons other than scheduled repairs or repairs under guarantee, vessel upgrades, special surveys or vessel positioning. Our fleet continues to perform at very high utilization rates.

Conference Call Information

Members of Eagle Bulk's senior management team will host a teleconference and webcast at 8:30 a.m. ET on Thursday, August 8th 2013, to discuss the results.

To participate in the teleconference, investors and analysts are invited to call 866-543-6403 in the U.S., or 617-213-8896 outside of the U.S., and reference participant code 42452784. A simultaneous webcast of the call, including a slide presentation for interested investors and others, may be accessed by visiting http://www.eagleships.com.

A replay will be available following the call until 11:59 PM ET on August 15, 2013. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference passcode 80939521.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York. The Company is a leading global owner of Supramax dry bulk vessels that range in size from 50,000 to 60,000 deadweight tons and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Visit our website at www.eagleships.com

Contact:
     Company Contact:
     Adir Katzav
     Chief Financial Officer
     Eagle Bulk Shipping Inc.
     Tel. +1 212-785-2500

     Investor Relations / Media:
     Jonathan Morgan
     Perry Street Communications, New York
     Tel. +1 212-741-0014

--------------------------------------------------------------------------------
Source: Eagle Bulk Shipping Inc.

Exhibit 99.2

EAGLE BULK SHIPPING INC. 2Q 2013 Results Presentation 8 August 2013

EAGLE BULK SHIPPING INC. * Forward Looking Statements This presentation contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts. Forward-looking statements reflect management’s current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, ability of our counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists. Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

EAGLE BULK SHIPPING INC. * Results and Highlights Commercial Industry Financials Q&A Appendix Agenda

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Results and Highlights

EAGLE BULK SHIPPING INC. 2Q 2013 Results and Highlights * * Net reported loss of $3.0 million or $0.18 per share (based on a weighted average of 16,968,750 diluted shares outstanding for the quarter), compared with net loss of $23.1 million, or $1.46 per share, for the comparable quarter of 2012 Net revenues of $44.2 million, compared to $48.5 million for the comparable quarter in 2012. Gross time charter and freight revenues of $45.8 million, compared with $50.5 million for the comparable quarter of 2012 EBITDA, as adjusted for exceptional items under the terms of the Company's credit agreement, was $38.6 million for the second quarter of 2013, compared with $10.0 million for the second quarter of 2012 Fleet utilization rate of 99.8% *EBITDA, as defined in our Credit Agreement

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Commercial

EAGLE BULK SHIPPING INC. * Dynamic Approach to Chartering Chartering strategy remains staying “short” in duration until market recovers Fleet Statistics Fleet Statistics Fleet Statistics Fleet Statistics Fleet Statistics Fleet Statistics Vessel Count 45 DWT 2,451,259 Average Age* 6.1 yrs * Average age calculated on a DWT-basis FY 2013 Chartering Position (as of June 30, 2013) FY 2013 Chartering Position (as of June 30, 2013) % of Available Days Fixed 27.5% Index 1.5% Open 71.0% Total Fleet 100.0%

EAGLE BULK SHIPPING INC. * Cargoes Carried During the Second Quarter 2013 Diversified Cargo Mix Cargo Cargo Type MT % of Total 1 Coal Major 1,777,678 33% 2 Sand Minor 652,556 12% 3 Alumina/Bauxite Minor 596,344 11% 4 Grains / Agricultural Major 502,013 10% 5 Potash / Fertilizer Minor 452,183 9% 6 Cement Minor 353,145 7% 7 Iron Ore Major 256,648 5% 8 Other Ores Minor 225,652 4% 9 Sugar Minor 145,900 3% 10 Steels / Pig Iron / Scrap Minor 145,275 3% 11 Limestone Minor 100,500 2% 12 Coke Minor 62,762 1% Total Cargoes Carried Total Cargoes Carried Total Cargoes Carried 5,270,656 100.0% Cargo Mix by Type

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Industry

Freight Market Improves Modestly in 2Q 2013

- Newbuildings deliveries plummeted 30% quarter-on-quarter to 14.8 million DWT
- Grain and Minor Bulk trades remained firm
- Coal trade remained robust
  - 1H 2013 Chinese imports totaled 158 million MT, up 14% year-on-year
  - Indian imports totaled16.6 million MT in May, up 36% year-on-year
- Iron ore trade started to improve
  - Prices fell over 20% during 1H 2013
  - Australian exports remained firm, Brazilian exports picked-up in June

YTD Baltic Spot Rates



$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
30-Jan-13
1-Mar-13
31-Mar-13
30-Apr-13
30-May-13
29-Jun-13
29-Jul-13
Capesize
Panamax
Supramax

Period Average Baltic Spot Rates
($/day)

	Supramax	Panamax	Capesize
2Q 2013	$9,327	$7,801	$6,189

Supramax maintains outperformance

EAGLE BULK SHIPPING INC.

Source(s): Clarksons, Platou, DNB Markets, Reuters, Credit Suisse

10

EAGLE BULK SHIPPING INC. * Source(s): Clarksons Newbuilding Deliveries at Four Year Low Forward delivery orderbook manageable Projected Newbuilding Orderbook (a % of the fleet) Newbuilding Deliveries (in million DWT) New orders placed in 2013 total 23.6m DWT, slots now mostly filled through 2015 Shipyard margins remain very thin/negative, global shipbuilding capacity continues to decrease Newbuilding monthly deliveries peaked in June 2012 at 180 vessels Deliveries for the first six months of 2013 down 45% year-on year

EAGLE BULK SHIPPING INC. * Source(s): Fearnleys, DNB Markets, Stifel, Lloyd’s List , Bloomberg, Ag Rural, Shanghai Steelhome Information Ramadan, Indian monsoon season, and general Summer lull capping trade activity in during the third quarter Chinese Government has announced no ”large-scale fiscal stimulus” for 2013 but expected GDP growth will be over 7% Depletion of (Chinese) inventories led to importing/restocking North American grain harvest could help boost Supramax and Panamax rates during the fall Brazil’s next soybean crop expected to raise 9% to a record 89.1 million tons for 2013/2014 Market to Remain Range Bound in 2H 2013 Chinese Iron Ore Inventory (in million MT) Period Average Baltic Spot Rates ($/day, as of 8/02/13) Period Average Baltic Spot Rates ($/day, as of 8/02/13) Period Average Baltic Spot Rates ($/day, as of 8/02/13) Period Average Baltic Spot Rates ($/day, as of 8/02/13) Supramax Panamax Capesize 3Q 2013 $9,552 $8,584 $13,219 Shipping at trough of cycle

EAGLE BULK SHIPPING INC. * Source(s): Clarksons, Macquarie, Peabody Long-term Drybulk Fundamentals Remain Strong Minor bulk demand growth projected at 3 to 5% annually Indian and Chinese Coal Imports (in million MT) Urbanization Rates (in million MT) Global steel production to increase 40% by 2020 to reach over 2 billion MT Will drive growth for iron ore and metallurgical coal Over 450 GW of new coal fueled-power capacity coming online by 2017 Equates to over 1.4 billion MT in incremental thermal coal demand

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Financials

EAGLE BULK SHIPPING INC. * Earnings (in thousands, except per share data) *EBITDA, as defined in our Credit Agreement

EAGLE BULK SHIPPING INC. * Balance Sheet (in thousands)

EAGLE BULK SHIPPING INC. * Update on KLC Settlement Agreement In January, we executed a comprehensive agreement with KLC relating to the early termination of thirteen charters In March, the Korean courts approved and amended KLC’s rehabilitation plan Settlement generated a total contribution of $58.7 million Q1 2013: $10.3 million cash payment $3.5 million release of bunker liabilities $2.7 million delayed cash installments to be made through 2021 $13.7 million in deferred revenue and unamortized fair value of charters $2.9 million in KLC shares, net $33.1 million total Q2 2013 $25.6 million in KLC shares

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Q&A

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC.

EAGLE BULK SHIPPING INC. EAGLE BULK SHIPPING INC. Appendix

EAGLE BULK SHIPPING INC. * Fleet Vessel DWT Year Built Vessel DWT Year Built Vessel DWT Year Built 1 Sandpiper Bulker 57,809 2011 16 Avocet 53,462 2010 31 Kestrel I 50,326 2004 2 Roadrunner Bulker 57,809 2011 17 Thrasher 53,360 2010 32 Skua 53,350 2003 3 Puffin Bulker 57,809 2011 18 Golden Eagle 55,989 2010 33 Shrike 53,343 2003 4 Petrel Bulker 57,809 2011 19 Egret Bulker 57,809 2010 34 Tern 50,200 2003 5 Owl 57,809 2011 20 Crane 57,809 2010 35 Kittiwake 53,146 2002 6 Oriole 57,809 2011 21 Canary 57,809 2009 36 Goldeneye 52,421 2002 7 Nighthawk 57,809 2011 22 Bittern 57,809 2009 37 Osprey I 50,206 2002 8 Thrush 53,297 2011 23 Stellar Eagle 55,989 2009 38 Falcon 50,296 2001 9 Martin 57,809 2010 24 Crested Eagle 55,989 2009 39 Peregrine 50,913 2001 10 Kingfisher 57,776 2010 25 Crowned Eagle 55,940 2008 40 Condor 50,296 2001 11 Jay 57,802 2010 26 Woodstar 53,390 2008 41 Harrier 50,296 2001 12 Ibis Bulker 57,775 2010 27 Wren 53,349 2008 42 Hawk I 50,296 2001 13 Grebe Bulker 57,809 2010 28 Redwing 53,411 2007 43 Merlin 50,296 2001 14 Gannet Bulker 57,809 2010 29 Cardinal 55,362 2004 44 Sparrow 48,225 2000 15 Imperial Eagle 55,989 2010 30 Jaeger 52,248 2004 45 Kite 47,195 1997 * Average age calculated on a DWT-basis VESSEL COUNT 45 DWT 2,451,259 AVERAGE AGE* 6.1 yrs

Charters (as of June 30, 2013)

	Vessel	Charter Expiry		Charter Base Rate
		Earliest	Latest	
1	Sandpiper Bulker	8/2014	12/2014	$17,650
2	Roadrunner Bulker	8/2014	12/2014	$17,650
3	Puffin Bulker	5/2014	9/2014	$17,650
4	Petrel Bulker	5/2014	9/2014	$17,650
5	Owl	7/2013	8/2013	$6,400
6	Oriole	7/2013	7/2013	voyage
7	Nighthawk	7/2013	7/2013	$7,000
8	Thrush	7/2013	7/2013	$8,000
9	Martin	7/2013	9/2013	$10,250
10	Kingfisher	7/2013	8/2013	$12,000
11	Jay	7/2013	9/2013	$5,500
12	Ibis Bulker	7/2013	8/2013	$8,900
13	Grebe Bulker	-	-	spot
14	Gannet Bulker	7/2013	8/2013	$6,500
15	Imperial Eagle	8/2013	10/2013	$9,500

	Vessel	Charter Expiry		Charter Base Rate
		Earliest	Latest	
16	Avocet	7/2013	7/2013	$10,100
17	Thrasher	7/2013	8/2013	$7,100
18	Golden Eagle	8/2013	9/2013	$8,400
19	Egret Bulker	7/2013	8/2013	$10,250
20	Crane	7/2013	8/2013	$9,500
21	Canary	7/2013	7/2013	$12,500
22	Bittern	7/2013	8/2013	$7,000
23	Stellar Eagle	01/2014	2/2014	BSI*
24	Crested Eagle	10/2013	12/2013	$8,000
25	CrownedEagle	07/2013	7/2013	$7,000
26	Woodstar	07/2013	8/2013	$6,400
27	Wren	7/2013	7/2013	$5,000
28	Redwing	7/2013	7/2013	voyage
29	Cardinal	7/2013	7/2013	$8,000
30	Jaeger	7/2013	8/2013	$6,750

	Vessel	Charter Expiry		Charter Base Rate
		Earliest	Latest	
31	Kestrel I	7/2013	7/2013	voyage
32	Skua	7/2013	7/2013	$7,000
33	Shrike	10/2013	12/2013	$9,200
34	Tern	7/2013	7/2013	voyage
35	Kittiwake	7/2013	9/2013	$9,500
36	Goldeneye	7/2013	8/2013	$7,150
37	Osprey I	9/2013	12/2013	$10,000
38	Falcon	7/2013	7/2013	$7,200
39	Peregrine	7/2013	7/2013	$8,250
40	Condor	7/2013	7/2013	$10,200
41	Harrier	8/2013	11/2013	$10,750
42	Hawk I	8/2013	9/2013	$9,000
43	Merlin	8/2013	9/2013	$9,600
44	Sparrow	7/2013	7/2013	voyage
45	Kite	7/2013	9/2013	$7,200

*BSI= Baltic Supramax Index



EAGLE BULK SHIPPING INC.
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